Exhibit 4.4

Execution Copy

SUPPLEMENTAL INDENTURE

dated as of December 17, 2012

among

SPECTRUM BRANDS, INC.,

The Guarantors Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.375% Senior Notes Due 2020

and

6.625% Senior Notes due 2022

THIS SUPPLEMENTAL.INDENTURE (this “Supplemental Indenture”), is entered into as of December 17, 2012, among Spectrum Brands, Inc., a Delaware corporation (the “Company”), the entities listed in Schedule I (each an “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, Spectrum Brands Escrow Corp., a Delaware corporation (the “Escrow Issuer”) and the Trustee entered into an Indenture, dated as of November 16, 2012 (the “Indenture”), providing for the issuance of the Escrow Issuer’s $520,000,000 aggregate principal amount of 6.375% Senior Notes due 2020 (the “2020 Notes”) and $570,000,000 aggregate principal amount of the 6.625% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, Section 13.01 of the Indenture provides that the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein;

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any existing or newly acquired or created Domestic Subsidiaries to provide irrevocably and unconditionally guarantees, jointly and severally, on an unsubordinated basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note of each series, and the full and punctual payment of all other amounts payable by the Company under the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Company under the Indenture.

Section 3. Each Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. In accordance with Section 13.01(b) of the Indenture, all Obligations of the Escrow Issuer under the Notes and the Indenture shall be automatically released, satisfied and discharged without any further action on the part of the Escrow Issuer or the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Connie Jaco
Name: Connie Jaco
Title: AVP

[Signature Page to the Supplemental Indenture to the Indenture dated November 16, 2012]

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

APN HOLDING COMPANY, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

APPLICA CONSUMER PRODUCTS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

APPLICA MEXICO HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, Secretary and General Counsel

[Signature Page to Supplemental Indenture]

DB ONLINE, LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President and Secretary

HP DELAWARE, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Corporate Secretary

HPG LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Supplemental Indenture]

ROV HOLDING, INC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President and Secretary

ROVCAL, INC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary

SCHULTZ COMPANY

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President

SPECTRUM NEPTUNE U.S. HOLDCO CORP.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

TOASTMASTER, INC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Corporate Secretary

UNITED INDUSTRIES CORP.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President and Assistant Secretary

UNITED PET GROUP, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

WEISER LOCK CORP.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President & Secretary

By:	/s/ John Beattie
Name: John Beattie
Title: Vice President & Treasurer

KWIKSET CORP.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President & Secretary

By:	/s/ John Beattie
Name: John Beattie
Title: Vice President & Treasurer

BALDWIN HARDWARE CORP.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President & Secretary

By:	/s/ John Beattie
Name: John Beattie
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

PRICE PFISTER, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President & Secretary

NATIONAL MANUFACTURING MEXICO A, LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Secretary

NATIONAL MANUFACTURING MEXICO B, LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Secretary

NATIONAL MANUFACTURING Co.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Vice President, General Counsel and Secretary

ROV INTERNATIONAL HOLDINGS LLC

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary

[Signature Page to Supplemental Indenture]

Schedule I

Name of Company	Jurisdiction of Incorporation
1. APN Holding Company, Inc.	DE
2. Applica Consumer Products, Inc.	FL
3. Applica Mexico Holdings, Inc.	DE
4. Baldwin Hardware Corporation	PA
5. HP Delaware, Inc.	DE
6. Kwikset Corporation	DE
7. National Manufacturing Co.	IL
8. Price Pfiser, Inc.	DE
9. ROV Holding, Inc.	DE
10. ROVCAL, Inc.	WI
11. Schultz Company	MO
12. Spectrum Neptune US Holdco Corporation	DE
13. Toastmaster Inc.	MO
14. United Industries Corporation	DE
15. United Pet Group, Inc.	DE
16. Weiser Lock Corporation	CA
17. HPG LLC	DE
18. National Manufacturing Mexico A LLC	DE
19. National Manufacturing Mexico B LLC	DE
20. ROV International Holdings LLC	DE
21. DB Online, LLC	HI
22. SB/RH Holdings, LLC	DE

[Signature Page to Supplemental Indenture]